UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
[ ]	Definitive Information Statement

PROGREEN US, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Preliminary Copy dated April 5, 2019

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended

PROGREEN US, INC.

2667 Camino del Rio South, Suite 312

San Diego, CA 92108-3763

(619) 487-9585

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of Progreen US, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission (“SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “ Stockholders”) of common stock, par value $0.0001 per share (the “common stock”), of Progreen US, Inc., a Delaware corporation (the “ Company”), to notify the Stockholders that on April 5, 2019, the Company received a written consent from the holder of Series C Preferred Stock, par value $0.0001 per share (“Series C Preferred”) . Currently, there is one holder of Series C Preferred (the “Series C Stockholder” or the “Majority Stockholder”), holding fifty-one (51) shares of Series C Preferred, resulting in the Series C Stockholder holding in the aggregate in excess of 51% of the total voting power of all issued and outstanding voting capital of the Company. Each share of Series C Preferred has the equivalent of 30,299,113 votes of common stock (based upon the outstanding number of shares of common stock and voting preferred stock issued at the time hereof). The Series C Stockholder authorized the following Amendment (the “Amendment”) to our Certificate of Incorporation: to authorize increase in the number of the Company’s authorized shares of common stock from one billion two hundred fifty million (1,250,000,000) shares of common stock, par value $.0001 per share, to three billion (3,000,000,000) shares of common stock, par value $.0001 per share (the “Authorized Share Increase”). The Company currently has no commitments for the issuance of any shares of common stock or preferred stock, other than as provided for in existing agreements and instruments to which it is a party.

On April 5, 2019, the Board of Directors of the Company approved the Authorized Share Increase, and the Majority Stockholder approved the Authorized Share Increase by written consent effective April 5, 2019 in lieu of a meeting (the “Action”). The approval of the Majority Stockholder was effective also April 5, 2019. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase. The Certificate of Amendment (which includes the Authorized Share Increase) will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will not be filed, and will not become effective, until the date that is at least 20 days after the Definitive Information Statement is first mailed or otherwise delivered to our stockholders.

The Action taken by written consent was taken pursuant to Section 228 of the Delaware General Corporation Law, referred to as the DGCL, which provides that any action that may be taken at a meeting of the stockholders may be taken by the written consent of the holders of the number of shares of voting stock required to approve the action at a meeting. The DGCL, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company. This Information Statement shall constitute the required notice pursuant to the DGCL.

On such basis, in order to eliminate the costs and management time involved in holding a special meeting of stockholders, the Majority Stockholder approved the Action in accordance with the DGCL. This Information Statement is being furnished to all of our Stockholders in accordance with Section 14(c) of the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our Stockholders of the actions taken by the written consent before they become effective.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT                      , 2019. THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

1

INTRODUCTION

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Progreen US, Inc. (the “Company”,” “ we ,” “ our ,” or “ us ”) and the holder of Series C Preferred Stock, who holds a majority of the voting capital stock of the Company.

Common Stock

By unanimous written consent of the Board (as permitted under the DGCL), the number, designation, rights, preferences and privileges of the Series C Preferred were established by the Board (as is permitted under the DGCL and by the Certificate of Incorporation of the Company). The designation, rights, preferences and privileges that the Board established for the Series C Preferred are set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on February 27, 2019. Among other things, the Certificate of Designation provides that each one share of Series C Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding common stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued an aggregate of fifty-one (51) shares of Series C Preferred to one individual, Jan Telander, the Company’s CEO (the “Series C Stockholder”). As a result of the voting rights granted to the Series C Preferred, the Series C Stockholder holds by virtue of ownership of the Series C Preferred, and the ownership of other shares of capital stock of the Company, in excess of 51% of the total voting power of all issued and outstanding voting capital of the Company.

As of April 1, 2019, there were issued and outstanding (i) 1,246,783,015 shares of common stock, (ii) 967,031 shares of Series A Preferred Stock (of which shares of Series A Preferred Stock 100,000 shares are beneficially owned by the Majority Shareholder and are not factored into the calculation of the voting power of the Series C Preferred Stock held by the Majority Shareholder) and (iii) 51 shares of Series C Preferred, which at April 1, 2019, held the voting power of 1,545,254,741 shares of common stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase is approximately 3,085,077,452 shares. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least approximately 1,576,474,578 votes, are required to approve the Authorized Share Increase by written consent. The Majority Stockholder, which holds in the aggregate 1,600,420,936 votes through ownership of the Series C Preferred and other capital stock of the Company, or in excess of 51% of the voting equity of the Company, voted in favor of the Authorized Share Increase, thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series C Stockholder, the number of shares of Series C Preferred held by the Series C Stockholder, the total number of votes that the Series C Stockholder voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series C Stockholder	Number of Shares of Series C Preferred held	Number of Votes held by such Series C Stockholder through Ownership of Series C Preferred	Number of Votes that Voted in favor of the Action	Percentage of the Voting Equity that Voted in favor of the Actions
Jan Telander	51	1,545,254,741	1,600,420,936	51.88%

2

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since May 1, 2017, being the commencement of our last completed audited financial year; or

2.	any associate or affiliate of any of the foregoing persons.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of April 1, 2019 by the following individuals or groups:

●	each person or entity who we know beneficially owns more than 5.0% in the aggregate;

●	each of our named executive officers;

●	each of our directors; and

●	all directors and named executive officers as a group.

The percentage of beneficial ownership in the following table is based upon 1,246,783,015 shares of common stock outstanding as of April 1, 2019. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. We do not have any outstanding options, warrants or other conversion rights.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class Outstanding
Common Stock
	Jan Telander (1) c/o Progreen US, Inc. 1667 Camino del Rio South Suite 312 San Diego, CA 92108(1)	55,166,195	4.32%

	Michael Hylander c/o Progreen US, Inc. 1667 Camino del Rio South Suite 312 San Diego, CA 92108	0	0

	Ulf Telander (2) Calle Sierra Nevada 64C Urb Loma de Marbella Club 29602 Marbella, Spain	318,112,754	21.51%

	Frederic Telander (3) Floragatan 16 SE 11431 Stockholm, Sweden	30,303,030	2.37%

	All officers and directors as a group	55,166,195	4.32%

Series A Convertible Preferred Stock
	Frederic Telander (3)	100,000	10.34%

	Ulf Telander (2)	767,031	79.32%

	Jan Telander (1)	100,000	10.34%

Series C Convertible Preferred Stock

	Jan Telander	51	100%

3

(1)	Mr. Jan Telander owns an aggregate of 24,863,865 shares common stock directly, and holds 100,000 shares of Series A Convertible Preferred Stock, convertible into 30,303,030 shares of common stock, at a conversion price of $0.0033 per share. Mr. Telander has voting power of 1,545,254,741 shares of common stock which the Series C Preferred held by him on all matters upon which the Company’s holders of common stock are entitled to vote or to which stockholders are entitled to give consent, subject to limitations set forth in the Certificate of Designation for the Series C Preferred. The table above reflects conversion of the Series A preferred stock held by Mr. Telander in calculating the percentage of common stock shown as owned by Mr. Telander. As of April 30, 2015, Mr. Telander had divested himself of all equity interests in EIG Venture Capital Ltd. and its affiliates, and resigned from all management and governing body positions with companies in this group.

(2)	Mr. Ulf Telander holds 100,000 shares of Series A Convertible Preferred Stock, which votes as and are convertible into, 30,303,030 shares of common stock, at a conversion price of $0.0033 per share. Mr. Telander is the owner of 66% of the equity interests in and controls EIG Venture Capital Ltd. (“EIG”). EIG owns 84,804,436 shares of common stock directly and is the sole stockholder of EIG Capital Investments Ltd. and Sofcon, Ltd., which own directly 497,197 and 377,485 shares of the Company’s common stock, respectively. EIG holds 667,031 shares of Series A Convertible Preferred Stock, which vote as, and are convertible into, 202,130,606 shares of common stock. EIG’s direct ownership of 85,679,118 shares of common stock and 667,031 shares of Series A Convertible Preferred Stock is included in Mr. Ulf Telander’s ownership of common stock and Series A Convertible Preferred Stock as shown in the table. The table above reflects conversion of the Series A Convertible Preferred Stock held by EIG and Mr. Telander in calculating the number of shares of common stock shown as beneficially owned by Mr. Telander.

Mr. Telander is the brother of Jan Telander, CEO of the Company.

(3)	Mr. Frederic Telander holds 100,000 shares of Series A Convertible Preferred Stock, which vote as, and are convertible into, 30,303,030 shares of common stock, at a conversion price of $0.0033 per share. The table above reflects conversion of the preferred stock held by Frederic Telander in calculating the percentage of common stock shown as owned by him.

AMENDMENT TO OUR COMPANY’S CERTIFCATE OF INCORPORATION

Increase in Authorized Common Stock

As of the record date, there were                           shares of Common Stock issued and outstanding, in the capital of our Company. Each share of our company’s Common Stock is entitled to one vote. The board of directors of the Company on April 5, 2019, adopted a resolution approving and recommending to the Company’s stockholders for their approval an amendment to the Company’s Certificate of Incorporation to provide for an increase of the number of shares of Common Stock that the Company is authorized to issue from 1,250,000,000 to 3,000,000,000, and the Majority Stockholder approved the Authorized Share Increase on April 5, 2019. The board of directors recommends the proposed increase in the authorized number of shares of Common Stock since the Company’s has its remaining 3,216,985 authorized shares reserved for issuance to convertible note holders and therefore not available for issuances for any corporate purposes, including (i) to provide for conversion shares for our convertible preferred stock and convertible debt outstanding at the date of this Information Statement; (ii) to raise additional capital for the operations of the Company; and (iii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company. Holders of the Company’s Common Stock do not have preemptive rights.

4

As of April 1, 2019, with 1,250,000,000 shares of Common Stock authorized, we had 1,246,783,015 shares of Common Stock issued and outstanding. The Company has reserved the 3,216,985 unissued shares of Common Stock for possible issuance for issuance upon conversion of shares of convertible notes; accordingly -0- shares are available for issuance for any other purpose.

The price of our Common Stock in the over-the-counter market on April 1, 2019, closed at $0.0019. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of Common Stock except for the issuance of shares under the terms of Series A, the outstanding convertible notes, warrants and for obligations to previous equity investors. We are not party to any agreements or understandings regarding any acquisitions, nor are any acquisitions under negotiation.

EFFECTIVENESS OF PROPOSED AMENDMENT

The amendment authorizing the increase in our Common Stock will not become effective until (i) we file the Information Statement with the Securities and Exchange Commission, (ii) at least 20 days after we deliver the Information Statement to our stockholders of record, and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Delaware.

DISSENTERS’ RIGHTS

Pursuant to the General Corporation Law of the State of Delaware, stockholders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the authorization of the increase in our authorized Common Stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Progreen US, Inc. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

April __ , 2019

PROGREEN US, INC.

By:	/s/ Jan Telander
Jan Telander
President and Chief Executive Officer

5

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PROGREEN US, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Progreen US, Inc. (the “corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the corporation on April 5, 2019, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

RESOLVED, that the Board of Directors declares advisable, and recommends to the stockholders for adoption, the following amended Article FOURTH to replace, in its entirety, the Article FOURTH of the corporation’s Certificate of Incorporation:

“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Three Billion Ten Million (3,010,000,000), of which Three Billion (3,000,000,000) are Common Stock, par value $0.0001 per share (“Common Stock”), and Ten Million (10,000,000) are Preferred Stock, par value $0.0001 per share (“Preferred Stock”).”

SECOND: That said Amendment were duly adopted in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President this ____ day of ______, 2019.

Progreen US, Inc.

By:
President

6